SECOND AMENDMENT TO THE
CUSTODY AGREEMENT

    THIS SECOND AMENDMENT, effective as of the last date on the signature block, to the Custody Agreement, dated as of October 24, 2013, as amended (the “Agreement”), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware business trust, (the “Trust”) on behalf of its series named in Exhibit C hereto, (each a “Fund” and collectively the “Funds”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and the Custodian desire to amend Exhibit D of the Agreement to update the fees; and

WHEREAS, the parties desire to update the list of funds on Exhibit C of the Agreement; and

WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

    NOW, THEREFORE, the parties agree as follows:

1.Exhibit C of the Agreement is hereby superseded and replaced with Exhibit C attached hereto.

2.Exhibit D of the Agreement is hereby superseded and replaced with Exhibit D attached hereto.

3.Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

TRUST FOR PROFESSIONAL MANAGERS U.S. BANK NATIONAL ASSOCIATION

By: ______________________________ By: _____________________________

Printed Name: John P. Buckel Printed Name: Gregory Farley
Title: President      Title: Senior Vice President
Date: ___________________________     Date: ____________________________

Rockefeller    1

EXHIBIT C
to the Trust for Professional Managers Custody Agreement
Fund Names

Name of Series

Rockefeller Climate Solutions Fund

Rockefeller

Exhibit D to the Trust for Professional Managers Custody Agreement – Rockefeller & Co

Custody Services Fee Schedule

Based upon an annual rate of average daily market value of all long securities and cash held in the portfolio*:
0.5 basis points
$ - Minimum annual fee per fund
Plus, portfolio transaction fees
Portfolio Transaction Fees
■$ - Book entry DTC transaction, Federal Reserve transaction, principal paydown
■$ - Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
■$ - Option/SWAPS/future contract written, exercised or expired
■$ - Mutual fund trade, Margin Variation Wire and outbound Fed wire
■$ - Physical security transaction
■$ - Check disbursement (waived if U.S. Bancorp is Administrator)
■$ - Manual instructions fee. (Additional Per Securities and Cash Transactions)
■$ - Cancellation/Repair fee. (Additional Per Securities and Cash Transactions)
■$ - Per Non-USD wire.
■$ - Per Non-FX Executed at U.S. Bank
■$ - Monthly charge on zero valued securities (Per ISIN)
■$ - Per Proxy Vote cast.
■$ - Dormant account fee (one year no activity)
A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.
Additional Services
■Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
■$ per custody sub account per year (e.g., per sub – adviser, segregated account, etc.)
■Class Action Services - $ filing fee per class action per account, plus 3% of gross proceeds, up to a maximum per recovery not to exceed $.
■No charge for the initial conversion free receipt.
■Overdrafts - charged to the account at prime interest rate plus 2% unless a line of credit is in place.
■Third Party lending - Additional fees will apply
* Subject to annual CPI increase - All Urban Consumers - U.S. City Average" index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Fees are calculated pro rata and billed monthly.

Rockefeller

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction Fee	Country	Safekeeping (BPS)	Transaction Fee	Country	Safekeeping (BPS)	Transaction Fee
Argentina			Hong Kong			Poland
Australia			Hungary			Portugal
Austria			Iceland			Qatar
Bahrain			India			Romania
Bangladesh			Indonesia			Russia
Belgium			Ireland			Saudi Arabia
Bermuda			Israel			Serbia
Botswana			Italy			Singapore
Brazil			Japan			Slovakia
Bulgaria			Jordan			Slovenia
Canada			Kenya			South Africa
Chile			Kuwait			South Korea
China Connect			Latvia			Spain
China (B Shares)			Lithuania			Sri Lanka
Colombia			Luxembourg			Sweden
Costa Rica			Malaysia			Switzerland
Croatia			Malta			Tanzania
Cyprus			Mauritius			Taiwan
Czech Republic			Mexico			Thailand
Denmark			Morocco			Tunisia
Egypt			Namibia			Turkey
Estonia			Netherlands			UAE
Eswatini			New Zealand			Uganda
Euroclear (Eurobonds)			Nigeria			Ukraine
Euroclear (Non-Eurobonds)	Rates are available upon request	Rates are available upon request	Norway			United Kingdom
Finland			Oman			Uruguay
France			Pakistan			Vietnam
Germany			Panama			West African Economic Monetary Union (WAEMU)*
Ghana			Peru			Zambia
Greece			Philippines			Zimbabwe
*Transaction Fee includes: Receive Versus Payment (RVP), Delivery Versus Payment (DVP), FREE REC, and FREE DEL activity related to securities settlement within U.S. Bank sub-custodian network.
Global Custody Base Fee
$ - monthly base fee of per fund will apply. If no global assets are held within a given month, the monthly base charge will not apply for that month. "Safekeeping and transaction fees are assessed on security and currency transactions."
Global Custody Tax Services:
■Global Filing: $ -per annum
■U.S. Domestic Filing: $ - per annum (Only ADRs)
■Any client who does not elect for tax services (and does them themselves, would be charged an out of pocket expense per the normal process).
Miscellaneous Expenses
■Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, tax reclaim fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

Rockefeller

■A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
■SWIFT reporting and message fees.

Advisor’s signature below acknowledges approval of the fee schedule on this Exhibit B.
By: Rockefeller & Co., Inc.

By: ______________________________
Name:
Title:
Date:

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Rockefeller